Exhibit 10.5.2

MODIFICATION OF NOTE (Rev 7/14)

(For Consumer Non-Real Estate, Commercial and Ag Loans Only)

Effective:	7/9/2019	Note Number:	4708862

Customer Name:	Lodging Fund REIT III OP, LP

It is agreed by the undersigned borrower, for additional and valuable consideration, that the borrower’s note originally dated 8-22-2018 in the face amount of $3,000,000.00, to which modification is attached, is hereby modified as follows:

☒	Modified by alteration of maturity date to: 11-22-2019
☐	Modified by change of interest rate to per cent per annum, said modified rate to be effective on and after date hereof and remain in effect until maturity.
☐	Modified by change of payment schedule to:
☐	Modified by inclusion or change of collateral by:
☐	Other:

Additionally, credit life and accident and health insurance, if applicable, will terminate on the original maturity date of the loan. All other terms and conditions of the above note remain unchanged.

Bank agrees to waive the extension fee.

Borrower agrees that the current principal balance is $0.00

/s/ Corey Maple	Date: 7/24/2019
Corey Maple, CEO of Lodging Fund REIT III OP, LP
Date:

Consented to:

Midwest Bank

By:	/s/ Alex Hagedorn

Its:	CLO